Exhibit 99.1

HALLIBURTON ANNOUNCES SECOND QUARTER 2023 RESULTS
•Reported net income of $0.68 per diluted share.
•Adjusted net income per diluted share1 of $0.77 increased more than 50% year-over-year.
•Revenue of $5.8 billion, increased 14% year-over-year.
•Operating margin of 17.4%, a 329 basis points year-over-year increase over adjusted operating margin2.
•Cash flow from operating activities of $1.1 billion and free cash flow3 of $798 million.

HOUSTON – July 19, 2023 – Halliburton Company (NYSE: HAL) announced today net income of $610 million, or $0.68 per diluted share, for the second quarter of 2023. This compares to net income for the first quarter of 2023 of $651 million, or $0.72 per diluted share. Adjusted net income4 for the second quarter of 2023, excluding the loss on transactions in Argentina, was $691 million, or $0.77 per diluted share. Halliburton's total revenue for the second quarter of 2023 was $5.8 billion compared to total revenue of $5.7 billion in the first quarter of 2023. Operating income was $1.0 billion in the second quarter of 2023 compared to operating income of $977 million in the first quarter of 2023.

"Halliburton’s strong performance in the second quarter demonstrates the earnings power of our business. Total company revenue increased 14% and operating income grew 41% compared to second quarter of 2022 adjusted operating income5. Both of our divisions delivered strong margin performance across all regions,” commented Jeff Miller, Chairman, President and CEO.

"Oil and gas are critical to the global economy and meeting long term demand requires sustained capital investment. I am confident in the strength and duration of this upcycle and Halliburton’s ability to outperform in it.

"I am pleased with the $798 million of free cash flow generation in the second quarter. Our strong cash flow generation gives me confidence in our ability to return more cash back to shareholders as evidenced by the $248 million of share repurchases this quarter,” concluded Miller.

Operating Segments

Completion and Production

Completion and Production revenue in the second quarter of 2023 was $3.5 billion, an increase of $67 million, or 2% sequentially, while operating income was $707 million, an increase of $41 million, or 6%. These results were driven by increased completion tool sales globally, higher artificial lift activity in North America, improved cementing activity and higher pipeline services internationally, and higher stimulation activity and well intervention services in the Gulf of Mexico.

Drilling and Evaluation

Drilling and Evaluation revenue in the second quarter of 2023 was $2.3 billion, an increase of $54 million, or 2% sequentially, while operating income was $376 million, an increase of $7 million, or 2%. These results were primarily due to an increase in fluid services globally, and higher drilling activity in the Western Hemisphere and Saudi Arabia. These increases were partially offset by lower software sales in North America and the Eastern Hemisphere, and decreased project management activity in Saudi Arabia.

Geographic Regions

North America

North America revenue in the second quarter of 2023 was $2.7 billion, a 2% decrease sequentially. This decline was primarily driven by decreased stimulation activity in U.S. land, which was partially offset by increased artificial lift activity in U.S. land, and higher activity across multiple product service lines in the Gulf of Mexico.

International

International revenue in the second quarter of 2023 was $3.1 billion, a 7% increase when compared to the first quarter of 2023.

Latin America revenue in the second quarter of 2023 was $994 million, an increase of 9% sequentially resulting from increased pressure pumping and improved wireline activity in Argentina, higher completion tool sales in Brazil, and increased activity across multiple product service lines in Mexico. Partially offsetting these increases was reduced activity in the Caribbean across multiple product service lines.

Europe/Africa revenue in the second quarter of 2023 was $698 million, an increase of 5% sequentially. This improvement was primarily driven by increased fluid services in the region, higher completion tool sales in Angola and Norway, and higher pipeline services in Norway. Partially offsetting these increases was lower software sales across the region.

Middle East/Asia revenue in the second quarter of 2023 was $1.4 billion, an increase of 6% sequentially, largely resulting from higher completion tool sales in Saudi Arabia, improved wireline activity and fluid services in the Middle East, and higher drilling services in the region. These improvements were partially offset by decreased project management activity in Saudi Arabia, and lower software sales in the region.

Other Financial Items

During the second quarter of 2023, Halliburton repurchased $248 million of common stock.

The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. This parallel rate, which cannot be used as the basis to remeasure our net monetary assets in U.S. dollars under U.S. GAAP, was 101% higher than Argentina’s official exchange rate at June 30, 2023. During the second quarter of 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

During the second quarter, Halliburton kicked off its migration to SAP S4 which will take place over the next three years. This new system will provide important efficiency benefits, cost savings, visibility to our operations, and advanced analytics that will benefit Halliburton and its customers. We expect this upgrade to payback in three years after an investment of $250 million. For the second quarter 2023, we spent $13 million, or about $0.01 per diluted share, which is included in our results.

Selective Technology & Highlights

•Vår Energi and Halliburton are entering a long-term strategic relationship for drilling services to further improve drilling and well performance and enhance value creation. The planned relationship covers drilling services related to exploration and production drilling for Vår Energi across the Norwegian Continental Shelf (NCS). The relationship has a duration of five years with options for an additional four years in total. Drilling activities are focused around four strategic hubs in the Balder/Grane area, the North Sea, the Norwegian Sea, and the Barents Sea.

•Halliburton introduced the EarthStar® X near-bit shallow and ultra-deep resistivity service, part of the iStar® intelligent drilling and logging platform. The EarthStar X service's near-bit, ultra-deep reservoir mapping sensor increases well placement accuracy - detecting geological changes early and enabling quick well trajectory correction to remain in the most productive zones and maximize asset value. Integrated shallow resistivity measurements allow early reserves evaluation and accurate fluid characterization to further improve reservoir insight while lowering operational complexity and risks.

•Halliburton acquired Resoptima AS, a leading Norwegian technology company that specializes in data-driven reservoir management. This strategic acquisition will integrate the industry-leading reservoir modeling and predictive analytics of Resoptima into the Halliburton Landmark DecisionSpace® 365 suite. Resoptima provides technology solutions that enhance oil and gas operators’ ability to harness data for reservoir understanding, driving efficiency in oil extraction, resource management, and risk mitigation. DecisionSpace365 and Resoptima solutions provide open architectures and interoperability with third-party software. The combined portfolio will maintain these features, enhancing existing and future customers’ ability to capitalize on their investments.

•Equinor selected Halliburton Landmark DecisionSpace Geosciences® as its standard geoscience toolbox and OpenWorks® with Open Subsurface Data Universe (OSDU™) as its corporate database for interpretations for its subsurface data. Equinor’s One Subsurface community will now have a standardized subsurface toolkit, which helps them to seamlessly introduce geoscientists into different projects. The solution will consolidate all interpretation data into OpenWorks to enable geological interpretation at scale, and a smooth transition to the cloud. Equinor and Halliburton will co-develop the DecisionSpace Geosciences exploration workflows.

•Halliburton introduced the SpyGlass™ cloud-based, cross-platform web application that allows operators to design, build, and analyze electric submersible pump (ESP) performance. With this mobile-enabled software, operators can create and access real-time analytic data and reports on current ESP performance and health from their devices anywhere in the world. The updated software, provides an intuitive, customizable interface that guides users to help ensure practical designs that deliver improved results and performance assessments with minimal inputs. The software allows users to define their unique production goals and provides multi-variant input analysis to quickly model ‘what-if’ scenarios for optimal performance.

•Halliburton and Nabors Industries announced an agreement on leading well construction automation solutions. Under the agreement, Halliburton and Nabors will collaborate together on their technologies including the Halliburton Well Construction 4.0 digital surface and subsurface drilling technologies, the LOGIX Autonomous Drilling Platform®, and the Nabors SmartROS® universal rig controls and automation platform and RigCLOUD® high-performance digital infrastructure platform. Initially deployed in Iraq, the companies’ technologies automate well construction services from planning to execution across both subsurface and surface equipment and environments. Halliburton and Nabors will engage on further opportunities to expand projects for other customers across the globe.

•Halliburton launched the Diskos 2.0 National Data Repository (NDR), the industry’s first fully cloud-native NDR implementation, for the Norwegian Petroleum Directorate. Diskos 2.0 stores critical exploration and production data and is vital to drive investments in Norway’s oil and gas industry. The upgraded system incorporates advanced automation and artificial intelligence capabilities to derive better insights from the data, reduce cost per byte, and improve scalability to handle over 28 petabytes of data, including a copy, in a multi-cloud environment. Diskos 2.0 allows members to instantly access the full range of seismic, well, and production data in a fully functional petrotechnical software environment, like Halliburton Landmark DecisionSpace® 365, without moving data from the NDR to a local network.

•Halliburton was awarded a contract to provide completions, liners, and monitoring products and services for the carbon capture and storage (CCS) system within the HyNet North West project in the Liverpool Bay, U.K. The first CCS project commissioned in the U.K, the HyNet project will apply CCS to reduce carbon emissions in the UK by transporting carbon dioxide captured from industry and storing it in depleted reservoirs underneath Liverpool Bay. Halliburton will manufacture and deliver equipment from its U.K. completion manufacturing center in Arbroath.

•Halliburton received a 2023 National Ocean Industries Association (NOIA) Safety Practice Award. The Safety Practice Award recognizes specific technologies, approaches, methods, or projects with direct and demonstrable impacts on improving safety. Halliburton was recognized for our Risk Management and 5 Checks to Go programs, which support the Company’s Journey to ZERO vision of achieving zero safety incidents, zero environmental incidents, and zero non-productive time. The award-winning entry was selected by an independent panel of judges from the U.S. Coast Guard, the Bureau of Safety and Environmental Enforcement, the National Academy of Science’s Transportation Research Board, and two industry safety consultants.

•Halliburton Labs introduced Rocsole as the newest participant in its clean energy accelerator. Rocsole will join a collaborative ecosystem that helps early-stage companies achieve commercialization milestones with supportive resources that expand customer and investor prospects to enable growth. Halliburton Labs is an open environment that includes industrial capabilities, technical expertise, and global network connections to scale companies’ respective businesses.

(1)	Adjusted net income per diluted share is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3.

(2)	Adjusted operating margin is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1.

(3)	Free cash flow is a non-GAAP financial measure; please see reconciliation of Cash Flows from Operating Activities to Free Cash Flow in Footnote Table 5.

(4)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 3.

(5)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1.

About Halliburton

Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on Facebook, Twitter, LinkedIn, Instagram and YouTube.

Forward-looking Statements

The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, including the ongoing Russia and Ukraine conflict and any expansion of that conflict, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2022, Form 10-Q for the quarter ended March 31, 2023, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2023	2022	2023
Revenue:
Completion and Production	$3,476	$2,911	$3,409
Drilling and Evaluation	2,322	2,163	2,268
Total revenue	$5,798	$5,074	$5,677
Operating income:
Completion and Production	$707	$499	$666
Drilling and Evaluation	376	286	369
Corporate and other	(59)	(67)	(58)
SAP S4 upgrade expense	(13)	—	—
Impairments and other charges (a)	—	(344)	—
Total operating income	1,011	374	977
Interest expense, net	(92)	(101)	(79)
Loss on Blue Chip Swap transactions (b)	(104)	—	—
Other, net	(32)	(42)	(69)
Income before income taxes	783	231	829
Income tax provision (c)	(167)	(114)	(174)
Net income	$616	$117	$655
Net income attributable to noncontrolling interest	(6)	(8)	(4)
Net income attributable to company	$610	$109	$651

Basic and diluted net income per share	$0.68	$0.12	$0.72
Basic weighted average common shares outstanding	901	904	904
Diluted weighted average common shares outstanding	903	909	907

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended June 30, 2022.

(b)	The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. During the three months ended June 30, 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

(c)
The tax provision during the three months ended June 30, 2023 includes the loss on Blue Chip Swap transactions. During the three months ended June 30, 2022, the tax provision includes the tax effect on impairments and other charges.

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30
	2023	2022
Revenue:
Completion and Production	$6,885	$5,264
Drilling and Evaluation	4,590	4,094
Total revenue	$11,475	$9,358
Operating income:
Completion and Production	$1,373	$795
Drilling and Evaluation	745	580
Corporate and other	(117)	(124)
SAP S4 upgrade expense	(13)	—
Impairments and other charges (a)	—	(366)
Total operating income	1,988	885
Interest expense, net	(171)	(208)
Loss on Blue Chip Swap transactions (b)	(104)	—
Loss on early extinguishment of debt (c)	—	(42)
Other, net	(101)	(72)
Income before income taxes	1,612	563
Income tax provision (d)	(341)	(182)
Net Income	$1,271	$381
Net Income attributable to noncontrolling interest	(10)	(9)
Net Income attributable to company	$1,261	$372

Basic net income per share	$1.40	$0.41
Diluted net income per share	$1.39	$0.41
Basic weighted average common shares outstanding	902	902
Diluted weighted average common shares outstanding	905	906

(a)	See Footnote Table 2 for details of the impairments and other charges recorded during the six months ended June 30, 2022.

(b)	The Central Bank of Argentina maintains currency controls that limit our ability to access U.S. dollars in Argentina and remit cash from our Argentine operations. The execution of certain trades known as Blue Chip Swaps, effectively results in a parallel U.S. dollar exchange rate. During the six months ended June 30, 2023, Halliburton entered into Blue Chip Swap transactions which resulted in a $104 million pre-tax loss.

(c)
During the six months ended June 30, 2022, Halliburton recognized a $42 million loss on extinguishment of debt related to the early redemption of $600 million aggregate principal amount of senior notes.

(d)
The tax provision during the six months ended June 30, 2023 includes the loss on Blue Chip Swap transactions. During the six months ended June 30, 2022, the tax provision includes the tax effect on impairments and other charges and the loss on early extinguishment of debt.

See Footnote Table 2 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of As Reported Net Income to Adjusted Net Income.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30	December 31
	2023	2022
Assets
Current assets:
Cash and equivalents	$2,105	$2,346
Receivables, net	4,946	4,627
Inventories	3,241	2,923
Other current assets	1,151	1,056
Total current assets	11,443	10,952
Property, plant, and equipment, net	4,483	4,348
Goodwill	2,840	2,829
Deferred income taxes	2,570	2,636
Operating lease right-of-use assets	1,054	913
Other assets	1,683	1,577
Total assets	$24,073	$23,255

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,188	$3,121
Accrued employee compensation and benefits	567	634
Current portion of operating lease liabilities	253	224
Other current liabilities	1,338	1,366
Total current liabilities	5,346	5,345
Long-term debt	7,931	7,928
Operating lease liabilities	892	791
Employee compensation and benefits	385	408
Other liabilities	792	806
Total liabilities	15,346	15,278
Company shareholders’ equity	8,693	7,948
Noncontrolling interest in consolidated subsidiaries	34	29
Total shareholders’ equity	8,727	7,977
Total liabilities and shareholders’ equity	$24,073	$23,255

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30		June 30
	2023	2022	2023
Cash flows from operating activities:
Net income	$1,271	$381	$616
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation, depletion, and amortization	486	470	245
Impairments and other charges	—	366	—
Working capital (a)	(589)	(810)	139
Other operating activities	6	(81)	52
Total cash flows provided by operating activities	1,174	326	1,052
Cash flows from investing activities:
Capital expenditures	(571)	(410)	(303)
Proceeds from sales of property, plant, and equipment	90	116	49
Other investing activities	(215)	(54)	(147)
Total cash flows used in investing activities	(696)	(348)	(401)
Cash flows from financing activities:
Stock repurchase program	(348)	—	(248)
Dividends to shareholders	(289)	(217)	(144)
Payments on long-term borrowings	—	(642)	—
Other financing activities	(7)	116	(3)
Total cash flows used in financing activities	(644)	(743)	(395)
Effect of exchange rate changes on cash	(75)	(53)	(30)
Increase (decrease) in cash and equivalents	(241)	(818)	226
Cash and equivalents at beginning of period	2,346	3,044	1,879
Cash and equivalents at end of period	$2,105	$2,226	$2,105

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 5 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue	2023	2022	2023
By operating segment:
Completion and Production	$3,476	$2,911	$3,409
Drilling and Evaluation	2,322	2,163	2,268
Total revenue	$5,798	$5,074	$5,677

By geographic region:
North America	$2,696	$2,426	$2,765
Latin America	994	758	915
Europe/Africa/CIS	698	718	662
Middle East/Asia	1,410	1,172	1,335
Total revenue	$5,798	$5,074	$5,677

Operating Income
By operating segment:
Completion and Production	$707	$499	$666
Drilling and Evaluation	376	286	369
Total Operations	1,083	785	1,035
Corporate and other	(59)	(67)	(58)
SAP S4 upgrade expense	(13)	—	—
Impairments and other charges	—	(344)	—
Total operating income	$1,011	$374	$977

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
Revenue	2023	2022
By operating segment:
Completion and Production	$6,885	$5,264
Drilling and Evaluation	4,590	4,094
Total revenue	$11,475	$9,358

By geographic region:
North America	$5,461	$4,351
Latin America	1,909	1,411
Europe/Africa/CIS	1,360	1,395
Middle East/Asia	2,745	2,201
Total revenue	$11,475	$9,358

Operating Income
By operating segment:
Completion and Production	$1,373	$795
Drilling and Evaluation	745	580
Total Operations	2,118	1,375
Corporate and other	(117)	(124)
SAP S4 upgrade expense	(13)	—
Impairments and other charges	—	(366)
Total operating income	$1,988	$885

See Footnote Table 2 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2023	2022	2023
As reported operating income	$1,011	$374	$977

Impairments and other charges:
Receivables	—	186	—
Property, plant, and equipment, net	—	100	—
Inventory	—	70	—
Other	—	(12)	—
Total impairments and other charges (a)	—	344	—
Adjusted operating income (b) (c)	$1,011	$718	$977

(a)	During the three months ended June 30, 2022, Halliburton recognized a pre-tax charge of $344 million due to our decision to market for sale the net assets of our Russia operations.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “As reported operating income” plus "Total impairments and other charges" for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)	We calculate operating margin by dividing reported operating income by reported revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by reported revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2023	2022
As reported operating income	$1,988	$885

Impairments and other charges:
Receivables	—	202
Property, plant, and equipment, net	—	100
Inventory	—	70
Other	—	(6)
Total impairments and other charges (a)	—	366
Adjusted operating income (b) (c)	$1,988	$1,251

(a)
During the six months ended June 30, 2022, Halliburton recorded $366 million of impairments and other charges, primarily due to our decision to market for sale the net assets of our Russia operations and impairment of the assets in Ukraine.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “As reported operating income” plus "Total impairments and other charges" for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)	We calculate operating margin by dividing reported operating income by reported revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by reported revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2023	2022	2023
As reported net income attributable to company	$610	$109	$651

Adjustments:
Loss on Blue Chip Swap transactions	104	—	—
Impairments and other charges	—	344	—
Total adjustments, before taxes	104	344	—
Tax benefit (a)	(23)	(11)	—
Total adjustments, net of taxes (b)	81	333	—
Adjusted net income attributable to company (b)	$691	$442	$651

Diluted weighted average common shares outstanding	903	909	907
As reported net income per diluted share (c)	$0.68	$0.12	$0.72
Adjusted net income per diluted share (c)	$0.77	$0.49	$0.72

(a)
The tax benefit in the table above includes the tax effect on the loss on Blue Chip Swap transactions during the three months ended June 30, 2023. Additionally, during the three months ended June 30, 2022, the tax benefit includes the tax effect on the impairments and other charges.

(b)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods. Management believes net income adjusted for the loss on Blue Chip Swap transactions, and impairments and other charges, along with the tax benefit, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded item to be outside of the company's normal operating results. Management analyzes net income without the impact of this item as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of this item.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding." Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended
	June 30
	2023	2022
As reported net income attributable to company	$1,261	$372

Adjustments:
Loss on Blue Chip Swap transactions	104	—
Impairments and other charges	—	366
Loss on early extinguishment of debt	—	42
Total adjustments, before taxes	104	408
Tax benefit (a)	(23)	(24)
Total adjustments, net of taxes (b)	81	384
Adjusted net income attributable to company (b)	$1,342	$756

Diluted weighted average common shares outstanding	905	906
As reported net income per diluted share (c)	$1.39	$0.41
Adjusted net income per diluted share (c)	$1.48	$0.83

(a)
The tax benefit in the table above includes the tax effect on the loss on Blue Chip Swap transactions during the six months ended June 30, 2023. Additionally, during the six months ended June 30, 2022, the tax benefit includes the tax effect on the impairments and other charges and the loss on early extinguishment of debt.

(b)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “As reported net income attributable to company” plus "Total adjustments, net of taxes" for the respective periods. Management believes net income adjusted for the loss on Blue Chip Swap transactions, impairments and other charges, and the loss on early extinguishment of debt, along with the tax benefit, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(c)
As reported net income per diluted share is calculated as: "As reported net income attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: "Adjusted net income attributable to company" divided by "Diluted weighted average common shares outstanding." Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 5

HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30		June 30
	2023	2022	2023
Total cash flows provided by operating activities	$1,174	$326	$1,052
Capital expenditures	(571)	(410)	(303)
Proceeds from sales of property, plant, and equipment	90	116	49
Free cash flow (a)	$693	$32	$798

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of Halliburton's direct, large-cap competitors.

Conference Call Details

Halliburton Company (NYSE: HAL) will host a conference call on Wednesday, July 19, 2023, to discuss its second quarter 2023 financial results. The call will begin at 8:30 a.m. CT (9:30 a.m. ET).

Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.

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CONTACTS

Investors Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688

Press Contact
Brad Leone
PR@Halliburton.com
281-871-2601